                                                      Registration No. 333-_____

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON AUGUST 25, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                   ----------

                           ANALYSIS & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

         Connecticut                                95-2579365
-------------------------------            ------------------------------
 (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or                        Identification No.)
        organization)

                              Route 2, P.O. Box 220
                       North Stonington, Connecticut 06359
                    -----------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                           Analysis & Technology,Inc.
                             1998 Stock Option Plan
                           Analysis & Technology, Inc.
                             1997 Stock Option Plan
                           Analysis & Technology, Inc.
                             1995 Stock Option Plan
                           Analysis & Technology, Inc.
                             1994 Stock Option Plan
                           Analysis & Technology, Inc.
                             1992 Stock Option Plan
                           Analysis & Technology, Inc.
                             1990 Stock Option Plan
                           Analysis & Technology, Inc.
                             1989 Stock Option Plan
                           Analysis & Technology, Inc.
                             1988 Stock Option Plan
                           Analysis & Technology, Inc.
                             1987 Stock Option Plan

                           Analysis & Technology, Inc.
                             1986 Stock Option Plan
                            (Full title of the plans)



                                  David M. Nolf
                           Analysis & Technology, Inc.
                              Route 2, P.O. Box 220
                       North Stonington, Connecticut 06359
                     (Name and address of agent for service)

                                 (860) 599-3910
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                James I. Lotstein
                               Cummings & Lockwood
                                   CityPlace I
                                185 Asylum Street
                           Hartford, Connecticut 06103

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------

                                              PROPOSED          PROPOSED
                                              MAXIMUM           MAXIMUM
 TITLE OF SECURITIES       AMOUNT TO BE       OFFERING          AGGREGATE         AMOUNT OF
   TO BE REGISTERED        REGISTERED         PRICE PER         OFFERING          REGISTRATION
                                              SHARE(1)          PRICE(1)          FEE
----------------------------------------------------------------------------------------------
Common Stock, no par       150,000 shares     $19.00           $2,850,000         $840.75
value
----------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) of the general rules and regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the last reported sales price of the common stock on the NASDAQ National Market System on August 21, 1998.


* The Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 under this Registration Statement also relates to Registration Statements Nos. 33-9067, 33-17313, 33-25074, 33-31829,
      33-37710, 33-52582, 33-86576, 333-04265, and 333-450003 pursuant to Rule
      429 under the Securities Act of 1933.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


            Analysis & Technology, Inc., a Connecticut corporation (the "Company"), has ten existing stock option plans known as the Analysis & Technology, Inc. 1986, 1987, 1988, 1989, 1990, 1992, 1994, 1995, 1997, and 1998
Stock Option Plans (the "Plans"). The documents containing the information concerning the Plans specified in Item 1 of the Form S-8 Registration Statement under the Securities Act of 1933 (the "1933 Act"), are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement but will be sent or given to eligible employees under the Plans in accordance with Rule 428(b)(1) under the 1933 Act.

                                    PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

            2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

            3. The description of the Company's Common Stock, no par value, contained in its Registration Statement on Form S-1, Commission File
No. 33-2314.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Directors and officers of the Company are entitled to indemnification pursuant to Connecticut General Statutes Section 33-770 through
779. These statutes are set forth below.

            In addition, at the Company's August 11, 1998 annual shareholders meeting, the Company's shareholders approved various changes intended to conform the Company's certificate of incorporation and bylaws to the new Connecticut Business Corporation Act (the "Act"), to provide expanded indemnification for directors to the extent permitted by the Act and to authorize the Company, as permitted by the Act, to determine, on a case by case basis, the extent of indemnification that it will provide to officers, employees and agents.

            As amended, the Company's certificate of incorporation requires the Company to indemnify its directors against liability to any person for any action taken, or any failure to take action, as a director except certain statutory exceptions.

            The Company's directors have also adopted amendments to the Company's bylaws that provide expanded indemnification of the Company's officers. The restated bylaws require the Company to indemnify both directors and officers of the Company to the fullest extent permitted by law. The restated bylaws also permit indemnification of employees and agents at the discretion of the Board of Directors on a case by case basis.

            The amendments to the certificate of incorporation and bylaws also provide for mandatory advancement of expenses to directors so long as the director promises to repay the advance if it is later determined that the director is not entitled to indemnification by the Company. The amendments permit, but do not require, the company to advance expenses to any current or former officer, employee or agent of the Company who is not a director.

            The Company has also entered into indemnification agreements with its directors and certain of its officers that provide for the indemnification of, and the advancing of expenses to, such individuals under specified circumstances.

SECTION 33-770. DEFINITIONS.

As used in sections 33-770 to 33-778, inclusive, as amended by sections 12 to 20, inclusive, of this act, and section 21 of this act:

      (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" means an individual who is or was a director or officer, respectively, of a corporation who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" or "Officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

      (3) "Disinterested Director" means a director who at the time of a vote referred to in subsection (c) of section 33-773, as amended by section 15 of this Act, or a vote or selection referred to in subsection (b) or (c) of section 33-775, as amended by section 17 of this Act, is not (A) a party to the proceeding or (B) an individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

      (4) "Expenses" include counsel fees.

      (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

      (6) "Official capacity" means: (A) When used with respect to a director, the office of director in a corporation; and (B) when used with respect to an individual other than a director, as contemplated in section 33-776, as amended by section 18 of this Act the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.

      (7) "Party" means an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

      (8) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

SECTION 33-771. AUTHORITY TO INDEMNIFY.

      (a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) He conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity , that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by subdivision (5) of subsection (b) of section 33-636, as amended by section 4 of this Act.

      (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (ii) of subdivision (1) of subsection (a) of this section.

      (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.

      (d) (A) Unless ordered by a court under section 33-774, as amended by section 16 of this Act, a corporation may not indemnify a director unless this section: (1) In connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

      (e) Notwithstanding any provision of this section to the contrary, a corporation which was incorporated under the laws of this state, whether under chapter 599 of the general statutes, revised to January 1, 1995,(1) or any other general law or special act, prior to January 1, 1997, shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify under sections 33-770 to 33-778, inclusive, as amended by sections 12 to 20, inclusive of this Act, and section 21 of this Act, except subdivision (2) of subsection (a) of this section, a director to the same extent the corporation is permitted to provide the same to a director pursuant to subdivision (1) of subsection (a) and subsections (b), (c) and (d) of this section as limited by the provisions of section 33-775, as amended by section 17 of this Act.


SECTION 33-772. MANDATORY INDEMNIFICATION.

      A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.


SECTION 33-773. ADVANCE FOR EXPENSES.

      (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a

(1)  C.G.S.A. Section 33-282 et seq.

proceeding because he is a director if he delivers to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in section 33-771, as amended by section 13 of this Act, or that the proceeding involves conduct for which liability has been eliminated under a provision of the certificate of incorporation as authorized by subdivision (4) of subsection (b) of section 33-636, as amended by section 4 of this Act; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under section 33-772, as amended by section 14 of this Act, and it is ultimately determined under section 33-774, as amended by section 16 of this Act, or section 33-775, as amended by section 17 of this Act, that he has not met the relevant standard of conduct described in section 33-771, as amended by section 13 of this Act.

      (b) The undertaking required by subdivision (2) of subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

      (c) authorizations under this section shall be made: (1) by the board of directors: (A) if there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (B) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with section 33-752, as amended by section 11 of this Act, in which authorization directors who do not qualify as disinterested directors may participate; or (2) by the shareholders, provided shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.


SECTION 33-774.  COURT-ORDERED INDEMNIFICATION.

      (a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:
(1) order indemnification if it determines that the director is entitled to mandatory indemnification under section 33-772, as amended by section 14 of this Act; (2) order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a) of section 33-778, as amended by section 20 of this Act; or (3) order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable (A) to indemnify the director or (B) to advance expenses to the director, even if he has not met the relevant standard of conduct set forth in subsection (a) of section 33-771, as amended by section 13 of this Act, failed to comply with section 33-773, as amended by section 15 of this Act, or was adjudged liable in a proceeding referred to in subdivision (1) or (2) of subsection (d) of section 33-771, as amended by section 13 of this Act, provided if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

      (b) If the court determines that the director is entitled to indemnification under subdivision (1) of subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of subsection (a) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of subsection (a) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.


SECTION 33-775. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

      (a) A corporation may not indemnify a director under section 33-771, as amended by section 13 of this Act, unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the relevant standard of conduct set forth in said section.

      (b) The determination shall be made:


      (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

      (2) By special legal counsel (A) selected in the manner prescribed in subdivision (1) of this subsection, or (B) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or

      (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

      (c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors, authorization of indemnification shall be made by those entitled under subparagraph (B) of subdivision (2) of subsection (b) of this section to select special legal counsel.

SECTION 33-776. INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.


      (a) A corporation may indemnify and advance expenses under sections 33-770 to 33-778, inclusive, as amended by sections 12 to 20, inclusive, of this Act, and section 21 of this act, to an officer, employee or agent of this corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation (1) to the same extent as a director, and (2) if he is an officer, employee or agent but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. A corporation may delegate to its general counsel or other specified officer or officers the ability under this subsection to determine that indemnification or advance for expenses to such officer, employee or agent is permissible and the ability to authorize payment of such indemnification or advance for expenses. Nothing in this subdivision shall in any way limit either the ability or the obligation of a corporation to indemnify and advance expenses under other applicable law to any officer, employee or agent who is not a director.

      (b) The provisions of subdivision (2) of subsection (a) of this section shall apply to an officer, employee or agent who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer, employee or agent.

      (c) An officer, employee or agent of a corporation who is not a director is entitled to mandatory indemnification under section 33-772, as amended by section 14 of this act, and may apply to a court under section 33-774, as amended by section 16 of this Act, for indemnification or advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under said sections.

      (d) A corporation which was incorporated under the laws of this state, whether under chapter 599 of the general statutes revised to January 1, 1995,
(1) or any other general law or special act, prior to January 1, 1997, shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify under sections 33-770 and 33-778, inclusive, as amended by sections 12 to 20, inclusive, of this Act, and section 21 of this Act, except subdivision (2) of subsection (a) of section 33-771, as amended by section 13 of this Act, each officer, employee or agent of the corporation who is not a director to the same extent as the corporation is permitted to provide the same to a director pursuant to subdivision (1) of subsection (a) and subsections (b),
(c) and (d) of section 33-771, as amended by section 13 of this Act, as limited by section 33-775, as amended by section 17 of this Act, and for this purpose the determination required by section 33-775, as amended by section 17 of this Act, may in addition be made by the general counsel of the corporation, or such other or additional officer or officers as the board of directors may specify.


(1)  C.G.S.A. Section 33-282 et seq.

SECTION 33-777. INSURANCE.

      A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under sections 33-770 to 33-778, inclusive, as amended by sections 12 to 20, inclusive, of this Act, and section 21 of this Act.


SECTION 33-778. VALIDITY AND APPLICABILITY OF INDEMNIFICATION PROVISIONS.

      (a) A corporation may, by a provision in its certificate of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with section 33-771, as amended by section 13 of this Act, or advance funds to pay for or reimburse expenses in accordance with section 33-773, as amended by section 15 of this Act. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with section 33-773, as amended by section 15 of this Act, to the fullest extent permitted by law, unless the provision specifically provides otherwise.

      (b) Any provision pursuant to subsection (a) of this section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the certificate of incorporation, bylaws or resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by subdivision (3) of subsection (a) of section 33-820.

      (c) A corporation may, by a provision in its certificate of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to sections 33-770 to 33-778, inclusive, as amended by sections 12 to 20, inclusive, of this act, and section 21 of this Act.

      (d) Sections 33-770 to 33-778, inclusive, as amended by sections 12 to 20, inclusive, of this Act, and section 21 of this Act, do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 33-779. EXCLUSIVITY OF INDEMNIFICATION PROVISIONS.

      A corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive, of the general statutes, as amended by sections 12 to 20, inclusive, of this Act.


            In addition to the foregoing, the Company maintains officers and directors liability insurance coverage in the amount of $6.5 million which insures the Company's officers and directors against loss incurred by them for claims which they may become legally obligated to pay for any error, misstatement, act, omission, neglect or breach of duty while acting individually or collectively as directors or officers of the Company.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


ITEM 8. EXHIBITS

      4A. Articles 4 and 5 of the Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit B of the Company's Proxy Statement dated July 1, 1998 and by reference to
              Exhibit 3A of the Company's Report on Form 10-Q, No. 0-14161, for the quarter ended September 30, 1990.)

      4B. Article II, Article III, Sections 3 to 6, Article VI and Article VIII of the By-laws of the Company as Amended and Restated to August 11, 1998. (Incorporated by reference to Exhibit B of the Company's Proxy Statement dated July 1, 1998 and by reference to
              Exhibit 3(ii) of the Company's Annual Report on Form 10-K, File No. 0-14161, for the fiscal year ended March 31, 1993.)

      4C. Specimen Certificate of Common Stock of the Company. (Incorporated by reference to Exhibit 4A of Amendment No. 1 to the Company's Registration Statement on Form S-1,
              No. 33-2314, filed on December 20, 1985 and to Amendment No. 1 thereto filed on January 27, 1986.)

      5.*     Opinion of Cummings & Lockwood.


*  Denotes filed herewith.

      23A.*   Consent of KPMG Peat Marwick LLP.

      23B.*   Consent of Cummings & Lockwood. (Included as part of Exhibit 5).

      24. An applicable Power of Attorney is set forth under "Signatures" in this Registration Statement.

      99A.    Analysis & Technology, Inc. 1998 Stock Option Plan.
              (Incorporated by reference as Exhibit A to Proxy Statement dated July 1, 1998 of Analysis & Technology, Inc.)

      99B.    Analysis & Technology, Inc. 1997 Stock Option Plan.
              (Incorporated by reference as Exhibit A to Proxy Statement dated July 1, 1997 of Analysis & Technology, Inc.)

      99C.    Analysis & Technology, Inc. 1995 Stock Option Plan.
              (Incorporated by reference as Exhibit A to Proxy Statement dated July 7, 1995 of Analysis & Technology, Inc.)

      99D.    Analysis & Technology, Inc. 1994 Stock Option Plan.
              (Incorporated by reference to Exhibit A to Proxy Statement dated July 8, 1994 of Analysis & Technology, Inc.)

      99E.    Analysis & Technology, Inc. 1992 Stock Option Plan.
              (Incorporated by reference to Exhibit A to Proxy Statement dated July 7, 1992 of Analysis & Technology, Inc.)

      99F.    Analysis & Technology, Inc. 1990 Stock Option Plan.
              (Incorporated by reference to Exhibit B to Proxy Statement dated July 3, 1990 of Analysis & Technology, Inc.)

      99G.    Analysis & Technology, Inc. 1989 Stock Option Plan.
              (Incorporated by reference to Exhibit A to Proxy Statement dated July 3, 1989 of Analysis & Technology, Inc.)

      99H.    Analysis & Technology, Inc. 1988 Stock Option Plan.
              (Incorporated by reference to Exhibit A to Proxy Statement dated July 1, 1988 of Analysis & Technology, Inc.)

      99I.    Analysis & Technology, Inc. 1987 Stock Option Plan.
              (Incorporated by reference to Exhibit A to Proxy Statement dated July 6, 1987 of Analysis & Technology, Inc.)

      99J. Analysis & Technology, Inc. 1986 Stock Option Plan, as amended. (Incorporated by reference to Exhibit 28 to the Company's Registration Statement on Form S-8, File No. 33-17313, filed on September 18, 1987.)

      99K. Amendment, dated June 30, 1989, to the Analysis & Technology, Inc. 1988 Stock Option Plan. (Incorporated by reference to Exhibit 19I to the Company's Report on Form 10-Q, File No. 0-14161 for the quarter ended June 30, 1989.)

      99L. Amendment, dated June 30, 1989, to the Analysis & Technology, Inc. 1987 Stock Option Plan. (Incorporated by reference to Exhibit 19H to the Company's Report on Form 10-Q, File No. 0-14161 for the quarter ended June 30, 1989.)

      99M. Amendments, dated June 30, 1989, to the Analysis & Technology, Inc. 1986 Stock Option Plan. (Incorporated by reference to Exhibit 19 to the Company's Report on Form 10-Q, File No. 0-14161 for the quarter ended June 30, 1989.)

      99N. Amendments, dated May 17, 1997, to the Analysis & Technology, Inc. 1983, 1984, 1985, and 1986 Stock Option Plans (Incorporated by reference to Exhibit 10A to the Company's Report on Form 10-Q, File No. 0-14161, for the quarter ended June 30, 1997.)

      99O. Amendments, dated May 17, 1997, to the Analysis & Technology, Inc. 1987, 1988, 1989, 1990 and 1992 Stock Option Plans (Incorporated by reference to Exhibit 10B to the Registrant's Report on Form 10-Q, File No. 0-14161, for the quarter ended June 30, 1997.)

      99P. Amendments, dated May 17, 1997, to the Analysis & Technology, Inc. 1994 and 1995 Stock Option Plans (Incorporated by reference to
              Exhibit 10C to the Company's Report on Form 10-Q, File No. 0-14161, for the quarter ended June 30, 1997.)


ITEM 9. UNDERTAKINGS

                  (a)   The Company hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)   To include any prospectus required by
      Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Stonington, State of Connecticut, on August 25, 1998.


                                    ANALYSIS & TECHNOLOGY, INC.

                                    /s/ Gary P. Bennett
                                    --------------------------------------
                                    Gary P. Bennett
                                    Chief Executive Officer


                                POWER OF ATTORNEY

            We, the undersigned officers and directors of Analysis & Technology, Inc., hereby severally constitute Gary P. Bennett and David M. Nolf, and each of them singly, as our attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, any and all amendments to this Registration Statement and, in general, to do all such things in our names and behalf and in our capacities as officers and directors to enable Analysis & Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, including the filing of such amendments, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and all that our said attorneys may do or cause to be done by virtue hereof.

            WITNESS our hand and seal on the dates set forth below.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Gary P. Bennett                                              August 25, 1998
------------------------------------
Gary P. Bennett
President, Chief Executive Officer and Director
(Principal Executive Officer)


/s/ David M. Nolf                                                August 25, 1998
------------------------------------
David M. Nolf, Executive Vice
President, Chief Financial and
Administrative Officer and Director
(Principal Financial Officer and
Principal Accounting Officer)


/s/ Larry M. Fox                                                 August 25, 1998
------------------------------------
Larry M. Fox, Director


/s/ James B. Fox                                                 August 25, 1998
------------------------------------
James B. Fox, Director


/s/ Nelda S. Nardone                                             August 25, 1998
------------------------------------
Nelda S. Nardone, Director


/s/ Thurman F. Naylor                                            August 25, 1998
------------------------------------
Thurman F. Naylor, Director


/s/ Dennis G. Punches                                            August 25, 1998
------------------------------------
Dennis G. Punches, Director

                           ANALYSIS & TECHNOLOGY, INC.


                       Registration Statement on Form S-8
                        Under the Securities Act of 1933




                                    EXHIBITS

                                INDEX TO EXHIBITS


Exhibit
Number      Description of Documents
------      ------------------------
  5         Opinion of Cummings & Lockwood

23A         Consent of KPMG Peat Marwick LLP

23B Consent of Cummings & Lockwood (included in Exhibit 5)

 24         Power of Attorney (set forth on the
            signature page)